Exhibit 10.14

EXECUTION VERSION

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Dated: 21 December 2020

KOMAINU (JERSEY) LIMITED

and

COINSHARES DIGITAL SECURITIES LIMITED

and

COINSHARES (JERSEY) LIMITED

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

CRYPTOCURRENCY CUSTODY AGREEMENT

i

THIS AGREEMENT is made with effect on and from 21 December 2020

BETWEEN

(1)	KOMAINU (JERSEY) LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (with registered number 127169) having its registered address at 3rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (“Komainu” or the “Custodian”);

(2)	COINSHARES DIGITAL SECURITIES LIMITED, a company incorporated under the laws of Jersey, Channel Islands (registered number 127061) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Company” or the “Client”, as the case may be);

(3)	COINSHARES (JERSEY) LIMITED, a company incorporated under the laws of Jersey, Channel Islands (registered number 102184) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Programme Manager”); and

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales with company number 01675231, with a registered office address of 8th Floor, 100 Bishopsgate, London EC2N 4AG, England (the “Trustee”), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of the Trust Instrument (as defined below) as trustee for the Security Holders (as defined in the Trust Instrument).

INTRODUCTION:

(1)	The Trustee has agreed to act as trustee for the Security Holders of the Digital Securities pursuant to the Trust Instrument.

(2)	Digital Securities may be issued by the Company against delivery of Digital Currency made by way of payment for the issue of such Digital Securities. The Company has agreed that Digital Currency delivered to it on subscription for Digital Securities will be paid into the Subscription/Redemption Wallet. Once received in full, subject to the liquidity requirements set forth below, 100% of the Digital Currency stored in the Subscription/Redemption Wallet will be transferred into the Long-term Storage Wallet for safekeeping.

(3)	As security for the Company’s obligations to the Security Holders in respect of the Digital Securities of each class, the Company has granted to the Trustee (for itself and as trustee for the Security Holders of that class) certain security over the Company’s assets, including a floating charge over the Company’s rights in relation to the Digital Currency held in the Secured Wallets to the extent that the same relates to such class and an assignment by way of security of the Company’s rights in relation to this Agreement to the extent that the same relates to such class.

(4)	The Company and the Custodian have agreed that the Secured Wallets will be established by the Company and in the Company’s name and that the Company will have the sole right to give instructions for the making of any payments out of the Secured Wallets.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Administrator” means JTC Fund Solutions (Jersey) Limited, providing certain fund administration and issuing agent services to the Company;

“Affiliate” means, in relation to a person (“Person 1”), any other person (“Person 2”) that, directly or indirectly:

(i)	is Controlled by Person 1;

(ii)	Controls Person 1; or

(iii)	is under common Control with Person 1,

(in each case, where Person 1 and / or Person 2 should be a non-natural person, irrespective of whether or not incorporated or with separate legal personality and irrespective of where incorporated or domiciled);

“Airdrop” means the free distribution of a Digital Currency to wallets holding such Digital Currency as registered on the relevant Distributed Ledger for such Digital Currency;

“AML Obligations” means, in connection with and to the extent applicable to a Party, the obligations upon that Party under the money laundering counter-terrorist financing, sanctions, non-proliferation, anti-bribery, anti-corruption and anti-trafficking statutes and the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over such Party;

“Authentication Procedures” has the meaning given in Clause 5.1;

“Authorised Person” means:

(i)	a natural person within the Company’s organisation designated by or the Company; and

(ii)	who has been authorised by the Custodian (in the capacity of an Operator only) to use the Infrastructure in order to utilise Vault Services;

in a single instance of such designation and authorisation (which is to say that a natural person may be more than one Authorised Person), which particular such instance continues to subsist (and “Authorised Persons” shall mean all or such combination thereof as the context requires);

“Business Day” means any day other than a weekend or public holiday in the United Kingdom;

“Conditions” means the terms and conditions on and subject to which Digital Securities are issued in the form or substantially in the form set out in the Trust Instrument;

“Control” of any entity or person means ownership of a majority of the voting power of the entity or person concerned (and “Controlled” shall be interpreted accordingly);

“Controller” shall have the same meaning as contained in the Data Protection Obligations;

“Cryptographic Private Key” means a string of data or code that is known only to the bearer of such data or code and that can be used to prove ownership of a Digital Currency recorded on a Distributed Ledger;

“Custodian’s Personnel” means in relation to Komainu its directors, officers, employees, non-employee workers, agents, auditors, consultants, contractors and sub-contractors who are either authorised by Komainu (i) to create and manage permissions, Secured Wallets and whitelists in accordance with the Rules and this Agreement (a “Komainu Administrator”) or (ii) to operate the Secured Wallets (including the ability to approve and cancel Transfers) in accordance with the Rules and this Agreement (a “Komainu Operator”);

“Data Authority” means any regulatory authority responsible for the enforcement of Data Protection Obligations;

“Data Protection Obligations” means all applicable laws which govern the use of Personal Data or information relating to identified or identifiable natural persons residing in the European Economic Area (EEA), the United Kingdom and Switzerland, including the laws of the European Union (“EU”), the EU General Data Protection Regulation (EU 2016/679), (“GDPR”), the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426), the UK Data Protection Act 2018, the Data Protection (Jersey) Law 2018 or any equivalent laws applicable to the Parties, in each case, as amended, consolidated, updated or replaced from time to time (together with any subordinate or related legislation made under any of the foregoing), and any other foreign or domestic data protection laws to the extent that they are applicable to a Party in the course of its performance of its obligations hereunder;

“Digital Currency” means money or scrip that can only be exchanged electronically via a Distributed Ledger that is held by the Custodian or any Sub-Custodian under this Agreement and/or any credit balance in the Subscription Wallet as the context requires;

“Digital Securities” means the relevant class of undated, limited recourse, secured debt securities of the Company, created pursuant to and constituted by the Trust Instrument, and any other class of digital securities that may be so created and constituted from time to time;

“Distributed Ledger” means a consensus of replicated, shared and synchronised digital data spread across multiple computers;

“E-mail” means encrypted and signed email communications;

“Enhanced Security Protocol” means the protocols set out in Appendix 2 (Enhanced Security Protocol) to this Agreement;

“Four-eyes Principle” means the approval of an activity (including, but not limited to instructions or Transfers) by a minimum of two Authorised Persons on behalf of the Company’s and on behalf of the Custodian, respectively, utilising a Personal Security Device or other means of authentication in accordance with the Rules;

“IP Rights” means patents, inventions, trademarks, service marks, trade names, logos, domain names, business names, rights in designs (including registered and unregistered designs and design rights), copyright (including rights in computer software save for open source software), database rights, goodwill, rights in get-up and all other (related or distinct) intellectual property rights, in each case whether registered or unregistered and in whatsoever medium recorded, which may now or in the future subsist anywhere in the world, together with:

(i)	applications (and the rights to apply) for the grant of any of the foregoing (and corresponding applications, renewals, extensions, divisions and continuations of the aforesaid);

(ii)	rights to preserve the confidentiality of information;

(iii)	the right to sue for passing-off or unfair competition;

(iv)	rights to claim priority from such rights or other material and works (of whatsoever nature);

(v)	all similar or equivalent rights or forms of protection to any of the foregoing; and

(vi)	all associated know-how, methods, concepts, processes and preparatory materials;

“Issuer” means the Company;

“Komainu Custody Solution” means the multi-authorization digital assets wallet solution that enables Komainu clients to securely manage and operate multiple accounts for their digital assets;

“Long-term Storage Wallet” means each wallet established under the Komainu Custody Solution to hold Digital Currencies in the name of the Company with the Custodian pursuant to this Agreement and which is accessed pursuant to the Custodian’s Enhanced Security Protocol;

“Losses” means any and all losses, liabilities, damages, actions, proceedings, claims, demands, costs, charges, taxes (excluding any income taxes assessable in respect of sums due), interest, penalties, assessments and expenses (including all legal, professional and other expenses and amounts reasonably paid in settlement) asserted against or paid, suffered or incurred by the Custodian;

“Materials” means any electronic medium or platform, software, hardware, equipment, documents, materials or other items delivered or made available from time to time by (or on behalf of) the Custodian to the Company and/or the Trustee under the Agreement;

“Onboarding Protocol” means the policies and procedures of the Custodian related to the onboarding of its clients (which shall include, inter alia, screening procedures compliant with the AML Obligations), as the same applies in the context of the Client and as may be amended from time to time by the Custodian;

“Operator” means an Authorised Person authorised by the Custodian to operate Secured Wallets (including the ability to initiate or approve and cancel Transfers) in accordance with the Rules but who does not have the ability to create Secured Wallets or alter Rules;

“Parties” means the parties to this Agreement and “Party” means any of the Parties;

“Personal Data” shall have the same meaning as contained in the Data Protection Obligations;

“Personal Data Breach” means a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, Client Personal Data transmitted, stored or otherwise Processed;

“Personal Security Device” means the hardware access device provided by the Custodian to the Company to allow for access and control over the Secured Wallets;

“Platform” means the Custodian’s online utility, accessible via a web browser and controlled by a Personal Security Device, which grants access to and control over the Secured Wallets;

“Point of Delivery” means such date and time when the transfer has been confirmed on the associated blockchain in relation to Digital Currency;

“Pool” has the meaning given in the Conditions;

“Processing” shall have the same meaning as contained in the Data Protection Obligations;

“Processing Activities” has the meaning set out in Paragraph 4.1 of Appendix 4 (Data Processing Agreement);

“Processor” shall have the same meaning as contained in the Data Protection Obligations (and, in connection with Appendix 4 (Data Processing Agreement) shall mean Komainu unless specified otherwise;

“Proper Instructions” means any communication provided to the Custodian in relation to operation of the Secured Wallets and upon which the Custodian may rely provided in accordance with the rules and requirements as agreed by the Company and the Custodian from time to time;

“Prospectus” means the prospectus in relation to the Digital Securities dated on or about the date of this Agreement as the same may be modified, supplemented or amended from time to time and includes any further or supplementary prospectus or listing particulars published from time to time in connection with the admission to listing, admission to trading or quotation or offering of Digital Securities on SIX Swiss Exchange;

“Redemption” means the redemption of Digital Securities by the Company in accordance with the Conditions;

“Redemption Obligations” means the obligation of the Company on Redemption of Digital Securities to deliver Digital Currency or make payment to the relevant Security Holder in accordance with the Conditions;

“Registrar” means Computershare Investor Services (Jersey) Limited;

“Restricted Transfer” means:

(i)	a transfer of Client Personal Data from the Client to a Contracted Processor; or

(ii)	an onward transfer of Client Personal Data from a Contracted Processor to (or between two establishments of) a Contracted Processor,

in each case where such transfer would, at the time of the transfer, be prohibited by Data Protection Obligations (or by the terms of data transfer agreements put in place to address the data transfer restrictions thereof) absent use of relevant Standard Contractual Clauses;

“Rules” means the rules as agreed between the Company and the Custodian from time to time in accordance with the Prospectus and any other transaction documentation applicable to the initiation, execution and control of the Secured Wallets by the Company and the Custodian’s Personnel.

“Sanctioned Person” means any legal person, country, territory or other jurisdiction who (or which) is the subject or target of any economic, financial or trade sanctions or embargoes, export controls or other restrictive measures imposed by the United Nations, the United States of America (including as prescribed by the U.S. Office of Foreign Assets Control (‘OFAC’)), the European Union, a Member State or the United Kingdom (including as prescribed on HM Treasury’s Consolidated List);

“Secured Property” means, in respect of any class of Digital Securities and any Pool, subject as provided in the Security Deed, (a) all rights of the Issuer under each Custody Agreement (i) to and in relation to the Digital Currencies held pursuant to the Custody Agreement to the extent that the same relate to the Relevant Pool; and (ii) to the extent that such rights apply to deliveries or payments due in respect of Digital Securities of that class, or any part thereof, and (b) all rights of the Issuer in relation to the Digital Currency held for the Relevant Pool, in each case which are subject to the security created in favour of the Trustee pursuant to the Security Deed as it applies in respect of such class;

“Secured Wallet” means each of the Long-term Storage Wallet and the Subscription/Redemption Wallet, each established in the name of the Company with the Custodian pursuant to this Agreement, each having the following characteristics:

(i)	may be used only for Digital Currency held for the Company and not for any other clients of the Custodian or for any Digital Currency owned by the Custodian itself;

(ii)	is designated by reference to a particular type of Digital Currency only;

(iii)	(being a wallet), has a Cryptographic Private Key which is unique within the private key space on the Distributed Ledger of the relevant Digital Currency;

(iv)	has a unique reference number allocated to it by Komainu (which is distinct from its Cryptographic Private Key) and which represents the name of the Issuer and the name of the Pool to which it relates; and

(v)	may be used pursuant to this Agreement to receive, store; and / or transfer the relevant type of Digital Currency;

“Security” means, in respect of each Pool, the security constituted by the Security Deed to the extent applicable to such Pool;

“Security Deed” means the security deed dated on or about the date of this Agreement between the Company and the Trustee creating security over the Secured Property for the benefit of the Trustee and the Security Holders of each class;

“Security Holder” means a holder of one or more Digital Securities;

“Security Protocols” means the Standard Security Protocol and the Enhanced Security Protocol;

“Standard Security Protocol” means the protocols set out in Appendix 2 (Standard Security protocols) to this Agreement;

“Subscription/Redemption Wallet” means each wallet established and maintained in the Komainu Custody Solution to hold Digital Currencies in the name of the Company with the Custodian pursuant to this Agreement and which is accessed pursuant to the Custodian’s Standard Security Protocol;

“Trust Instrument” means the trust instrument dated on or about the date of this agreement, as amended from time to time, between the Company and the Trustee;

“User Guide” means any user guide for Vault Services for use by Authorised Persons provided to the Administrator as part of the onboarding process and contained in Appendix 2 of this Agreement as amended from time to time;

“Vault Services” means the following Services accessible through the Platform:

(i)	visualising balances, values and Transfers (including completed and pending Transfers) linked to Secured Wallets, including the associated receiving address(es); and

(ii)	initiating, reviewing and approving Transfers,

the functionality of which is described in further detail in the User Guide as amended from time to time; and

“Whitelisted Wallet” means each wallet identified by the Company from time to time as eligible to receive transfers from the Secured Wallets.

1.2	Headings

The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural

References to the singular include the plural and vice versa.

1.4	Capitalised terms

Any capitalised terms not defined herein shall have the same meaning as accorded to them in the Prospectus.

2.	WALLETS

2.1	Opening Secured Wallets

The Custodian shall open and maintain each Secured Wallet in the name of the Company. Each of the Long-term Storage Wallet and the Subscription/Redemption Wallet shall be subject to the respective restrictions and processes set out in Appendix 2.

The Custodian shall initially open Secured Wallets for the following Pools and in respect of the following Digital Currencies:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each Secured Wallet shall be maintained to the number of decimal places capable of being shown by the Platform provider. Currency equivalent amounts shall be maintained to two decimal places.

To open any additional Secured Wallet on the Komainu Custody Solution, the Company must provide Komainu with:

●	the Secured Wallet’s Rules (including permissions for the creation/approval flow of withdrawal transfers, and the creation of receive addresses);

●	the Secured Wallet’s whitelisted addresses;

●	any transaction limits on the Secured Wallet,

and may update the same from time to time by notice in accordance with Clause 14.

2.2	Deposits and withdrawals

The Secured Wallets shall evidence and record deposits and withdrawals of Digital Currency made pursuant to the terms of this Agreement.

2.3	Reports

Secured Wallet reports will be provided to the Administrator, the Company and the Programme Manager by the Custodian by encrypted email by the close of each Business Day should there be any deposits or withdrawals to each Secured Wallet that same day.

2.4	Rejection of entries

The Custodian at all times reserves the right to reject any erroneous entries to the Secured Wallets.

2.5	Provision of Information

The Custodian agrees that it will forthwith notify the Trustee in writing if (i) any encumbrance of which it is aware is or is purported to have been created over or in respect of the Secured Wallets or any of the amounts standing to the credit thereof or (ii) it becomes aware that the Company proposes or attempts to procure any amendment, modification or variation of any of the provisions of this Agreement or any of the arrangements relating to the Secured Wallets or in respect of any payments which are to be made to or from each Secured Wallets.

2.6	Access

The Custodian will allow the Administrator, the Company and the Trustee and their respective auditors such access as they may reasonably require to perform their duties. Each of the Administrator, the Company and the Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures.

2.7	Secured Wallets

Secured Wallets shall be established under the Komainu Custody Solution in accordance with the Custodian’s on-boarding procedures. The Secured Wallets shall be registered in the name of the Company and such registration shall be maintained in the Custodian’s books and records.

Subject to the provisions of Clause 11, the Custodian owns all relevant IP Rights and licenses to exclusively operate the Komainu Custody Solution and to maintain and provide access to the Secured Wallets.

The Custodian may, in its sole, discretion, maintain such insurance as it sees necessary or appropriate to insure against theft or loss of Digital Currency held in the Secured Wallets and any such insurance will be solely for the benefit of the Custodian.

The Secured Wallets shall be subject to the transaction and workflow rules as set out in Appendix 2, as the case may be.

2.8	Whitelisted Wallets

The Custodian shall only transfer Digital Currency from the Secured Wallets to the Whitelisted Wallets relevant for such Secured Wallets.

The Company shall identify the relevant Whitelisted Wallets for each Secured Wallet at the time of creation of such Secured Wallet.

Additions and deletions of Whitelisted Wallets for each Secured Wallet shall only be made in accordance with procedures as made by and agreed from time to time by the Administrator and the Custodian.

3.	DEPOSITS (CREATIONS)

3.1	Procedure for Deposit of Digital Currency

Authorised Persons may use the Personal Security Device to confirm deposits of Digital Currency for creations of Digital Securities into the Subscription/Redemption Wallet and the Programme Manager shall maintain the ratio of deposits between the Subscription/Redemption Wallet and the Long-term Storage Wallet in accordance with the liquidity rules in Annex 5 of this Agreement, by transfer of Digital Currency between the Secured Wallets.

3.2	Right to amend procedure

To the extent such amendment does not affect any of the material provisions of this Agreement, it is in line with the provisions of the Prospectus and does not constitute a material change (which shall include, without limitation, any change that would impact the Security or the Security Deed or otherwise require, pursuant to the documents described in the Prospectus, the consent of the Trustee), the Custodian, in its sole discretion, may amend the procedures in relation to the deposit of Digital Currency.

The Custodian reserves the right to withhold any Digital Currency where this is due to any law or regulation binding on it, such as money laundering regulations. Any such withholding will be promptly notified to the Company, the Trustee and the Administrator, such notice to be given in advance of any implementation whenever practicable.

3.3	Risk

Where there is a deposit of Digital Currency with the Custodian, the deposit shall be completed at the Company’s risk.

4.	WITHDRAWALS

4.1	Permissible Withdrawals

The Administrator may at any time (unless and until the Trustee has given notice to the Custodian under Clause 12.6) give instructions to the Custodian for the Withdrawal of Digital Currency from the Secured Wallets to satisfy redemptions of the Digital Securities or for the payment of the Management Fee. All other fees shall be paid by the Issuer, the Programme Manager or their respective agent from the Management Fee.

4.2	Procedure

The Company may at any time give instructions to the Custodian for the withdrawal of Digital Currency from the Secured Wallets for permissible withdrawals as described in Clause 4.1. Such instructions shall conform to the relevant requirements expressed, respectively, in the Standard Security Protocol and the Enhanced Security Protocol contained in Appendix 2 to this Agreement.

The Company may only make withdrawals of Digital Currency from Secured Wallets via the Platform. In order to make a withdrawal from a Secured Wallet, an Authorised Person must log on to the Platform using their Personal Security Device.

Authorised Persons will only be allowed to make withdrawals from those Secured Wallets from which they have the permission to do so.

Having logged on to the Platform via their Personal Security Device, the Authorised Persons may then select the Secured Wallet from which they wish to make a withdrawal, and enter the parameters of the Transfer as follows:

●	the quantity of Digital Currency;

●	the whitelisted recipient address to which they wish to send the Digital Currency;

●	the transaction fees.

The Authorised Person uses the Personal Security Device to confirm the parameters of the Transfer and creates the transaction on the Platform.

For all withdrawals, the Company must apply the Four-eyes Principle.

To approve a Transfer, an Authorised Person must log on to the Platform via their Personal Security Device. Transfers awaiting an Authorised Person’s approval will be presented as ‘Pending’, and Authorised Persons must then review the Transfer and may confirm via the Personal Security Device.

The Custodian will review all Withdrawal Transfers. All Transfers, having been created and approved by Authorised Persons, will be reviewed and approved by the Custodian applying the Four-eyes Principle.

Withdrawal Transfers will only be submitted to the relevant blockchain once all conditions have been met, and all authorisations executed.

4.3	Right to amend procedure

To the extent an amendment does not affect any of the material provisions of this Agreement, it is in line with the provisions of the Prospectus and does not constitute a material change (which shall include, without limitation, any change that would impact on the Security or the Security Deed or otherwise require, pursuant to the documents described in the Prospectus, the consent of the Trustee), the Custodian, in its sole discretion, may amend the procedure for the withdrawal of Digital Currency. Any such amendment will be promptly notified to the Company, the Trustee and the Administrator, such notice to be given in advance of implementation whenever practicable.

4.4	Risk

Where there is a withdrawal of Digital Currency from the Custodian, all rights, title and risk in and to such Digital Currency shall pass at the Point of Delivery to the person for whose account the Digital Currency is being delivered.

5.	PROPER INSTRUCTIONS

5.1	Authentication

Each of the Standard and the Enhanced Security Protocols shall a follow a set of security codes, passwords or test keys or other authentication devices or procedures (“Authentication Procedures”) as agreed between the Company and the Custodian and set forth in Appendix 2 to this Agreement, respectively (as may be amended from time to time) in order that the Custodian may verify that Proper Instructions have been originated from the Company.

5.2	Purpose

The Company acknowledges that the Authentication Procedures are designed solely to verify, in a commercially reasonable and protected manner, the source and legitimacy of an instruction from the Company and not:

(i)	to detect errors in the content of an instruction;

(ii)	to prevent duplication;

(iii)	to prevent contradiction within an instruction or between instructions;

(iv)	to qualitatively assess the validity, suitability, merits, necessity or appropriateness of an instruction; or

(v)	to determine if an instruction is in compliance with applicable law or regulation.

5.3	Safeguarding

Each of the Custodian and the Company shall safeguard any Authentication Procedure agreed pursuant to this agreement and each undertakes to inform the other Party immediately in the event that it believes that any aspect of the Authentication Procedure may have been compromised.

5.4	Reliance

The Custodian will rely upon successful authentication in accordance with the Authentication Procedures as conclusive evidence of:

(i)	the identity of the instructing individual as acting on behalf of the Company;

(ii)	the authority of the instruction individual to act on behalf of the Company;

(iii)	the instructions provided by that individual as Proper Instructions; and / or

(iv)	any determination or any action by the Company; as the case may be, as described by the Company following authentication.

5.5	Oral Instructions

The Company acknowledges that in no circumstances may Proper Instructions be given orally.

5.6	Standing Instructions

A Proper Instruction may be a standing instruction in accordance with its terms, which instruction shall continue in force until such time as the Custodian has received, and had reasonable time to act upon, a further Proper Instruction amending, superseding or requesting the cessation of compliance with the earlier Proper Instruction.

5.7	Purported Instructions

Any purported Proper Instruction received by the Custodian in accordance with an Authentication Procedure or otherwise reasonably believed by it to be a Proper Instruction shall be deemed to have originated from the Company and shall constitute a Proper Instruction.

5.8	Incomplete Instructions

The Custodian shall have no obligation to act in accordance with a Proper Instruction to the extent that such Proper Instruction is incomplete or unclear.

5.9	Ultra Vires Instructions

The Custodian shall have no obligation to act in accordance with a Proper Instruction to the extent that such Proper Instruction is regarded by the Custodian, acting reasonably, as being in conflict with:

(i)	applicable law or regulation;

(ii)	the relevant Security Protocol; or

(iii)	(otherwise) the provisions of the Agreement.

5.10	Notification

The Custodian shall notify the Company as soon as reasonably practicable of any decision it takes not to comply with all or part of an instruction from the Company which is subject to the application of Clause 5.8 or 5.9 above and the reasons therefor (unless prevented by law from so doing).

5.11	Relationship Management

The Parties shall agree relationship management and services standards reflective of the Parties’ requirements from time to time.

5.12	Indemnity

The Programme Manager indemnifies (and hereby undertakes to keep indemnified) the Custodian and the Custodian’s Personnel from and against any and all Losses which they may incur as a result of:

(i)	their acting on Proper Instructions;

(ii)	any delay, misdelivery or error in transmission of any Proper Instructions; or

(iii)	their acting, in good faith, upon any forged or unauthorised document or signature.

5.13	Forks and Airdrops – Obligations of the Custodian

The Custodian shall:

(i)	record receipt of any Air Drop in its books and records and notify the Company as soon as reasonably possible of such an event;

(ii)	with respect to any new digital asset (each, a “New Digital Currency”) which results from a permanent divergence (hard fork) in the Distributed Ledger of Digital Currency (the “Progenitor Digital Currency”) held by the Company during the period of this Agreement (each, a “Fork”), the Custodian shall assess such New Digital Currency for its compatibility with the Komainu Custody Solution;

(iii)	use its best endeavours to ensure that a new asset is compatible with the Secured Wallet; and

(iv)	notify the Company, within fifteen (15) Business Days following the relevant Fork, whether the associated New Digital Currency, at the time of the notification:

(1)	is compatible with the Komainu Custody Solution, in which case:

(a)	such New Digital Currency shall, from its inception at the relevant Fork be deemed to be (and have been) as a distinct form of Digital Currency to the Progenitor Digital Currency; for all purposes (including, for the avoidance of doubt, the further application thereto of this Clause 5.13); and

(b)	all holdings of the New Digital Currency in the Company’s Secured Wallets will be transferred into a new Secured Wallet for the Company; or

(2)	is not (or is not yet) compatible with the Komainu Custody Solution, in which case the Parties shall discuss the appropriate next steps.

5.14	Acknowledgements of the Company with respect to Forks

The Company acknowledges that:

(i)	Distributed Ledger networks are decentralised, peer-to-peer networks run by third-parties;

(ii)	the Custodian has no ownership or control over Distributed Ledger networks, their protocols, functionality, security and / or availability;

(iii)	accordingly, the Custodian is not responsible for any Fork (and is unable to influence the outcome of the same), including for any loss in value of the Company’s Digital Currency or for changes in their functionality and / or name resulting (directly or indirectly) therefrom; and

(iv)	it is responsible for making itself aware of anticipated Forks, including by reference to publicly available information as well as information (if any) provided by the Custodian.

6.	CONFIDENTIALITY

The confidentiality obligations between the Parties shall be governed by the provisions in Appendix 3.

7.	PERSONAL DATA PROCESSING

7.1	Each of the Custodian, the Company and the Programme Manager represents and warrants to each such other Party that it is committed to compliance with the applicable Data Protection Obligations.

7.2	The data processing agreement, which is contained in Appendix 4 to this Agreement, determines the purpose and manner in which Personal Data is to be Processed under the Agreement in accordance with the requirements of the Data Protection Obligations.

8.	CUSTODY SERVICES

8.1	Appointment

The Company hereby appoints the Custodian to act as custodian of the Digital Currency in accordance with this Agreement and subject to the Security. The Custodian expressly acknowledges its knowledge of and compliance with the terms of the Security.

8.2	Segregation of Digital Currency

The Custodian will be responsible for the safekeeping of the Digital Currency on the terms and conditions of this Agreement. In particular, the Custodian will:

(i)	segregate the Digital Currency stored in the Long-term Storage Wallets applicable to each Pool from any Digital Currency stored in long-term which the Custodian owns or holds for each other Pool, by making appropriate entries in its books and records including, but not limited to, assigning a separate public wallet address for each Digital Currency held for each Pool;

(ii)	hold the Digital Currency in safe custody in the Secured Wallets at all times, and shall not create, or permit to exist, any encumbrance of any nature in respect of the Secured Wallets, other than as permitted pursuant to this Custody Agreement;

(iii)	label or otherwise appropriately identify the Digital Currency by a unique reference number applicable to each Pool as being held for the Company and that Pool;

(iv)	hold the Digital Currency on a non-fungible basis;

(v)	not commingle the Digital Currency held for any Pool with any other digital currency held by the Custodian for its own account or for any other account;

(vi)	not, without the prior written consent of the Company and the Trustee, deposit or hold the Digital Currency with any third-party depository, custodian, clearance system or wallet; and

(vii)	keep the private keys secure and will not disclose such keys to any other party.

8.3	Ownership of Digital Currency

The Custodian will identify in its books that the Digital Currency belongs to the Company (subject to the Security) and will identify in its books that the Digital Currency applicable to each Pool belongs to the Company (subject to the Security) for that Pool.

8.4	Record Keeping

The Custodian will comply with all applicable statutory and regulatory record keeping requirements and will share such records with the Company, the Programme Manager, the Administrator and the Trustee upon request and to the extent permitted by law and regulation and as agreed between the Parties from time to time.

8.5	Attachment

The Custodian shall, and shall cause any agent acting on its behalf to, use reasonable efforts to:

(i)	refuse to consent to any attachment of the Digital Currency or to any similar order or to any claim that would encumber the Digital Currency in any manner;

(ii)	resist any writ of attachment, similar order, or claim that would encumber or affect the free transferability of any of the Digital Currencies; and

(iii)	deny any request by a third party to transfer the Digital Currency without the prior consent of the Trustee,

and in each case the Custodian shall give the Trustee immediate notice in writing of the occurrence of any request, consent, writ, order or claim referred to above (unless such notice is prohibited by law).

9.	REPRESENTATIONS

9.1	Company’s and Programme Manager’s representations

Each of the Company and the Programme Manager represent and warrant to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Digital Currency under this Agreement):

(i)	It has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(ii)	the persons entering into this Agreement on its behalf have been duly authorised to do so;

(iii)	this Agreement and the obligations created under it are binding upon it and enforceable against it in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of or any order, charge or agreement by which it is bound;

(iv)	it has not violated or breached any law or regulation to which it may be subject, the violation or breach of which would materially impair their ability to enter into the Agreement or perform its obligations under the Agreement; and

(v)	it is presently able to pay its debts as they fall due and is not at risk of or planning to suspend the making of payments on any of its debts or, by reason of actual or anticipated financial difficulties, commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

9.2	Custodian’s representations

The Custodian represents and warrants to the Company and the Programme Manager (such representations and warranties being deemed to be repeated upon each occasion of deposit of Digital Currency under this Agreement):

(i)	it is incorporated in Jersey with all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(ii)	the persons entering into this Agreement on behalf of the Custodian have been duly authorised to do so;

(iii)	this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of any order, charge or agreement by which the Custodian is bound;

(iv)	it is not engaged or about to engage in any litigation or arbitration of any material importance and to the best of the knowledge, information and belief of the Custodian no such litigation or arbitration is pending or threatened against it;

(v)	unless otherwise disclosed to the Company in writing, the Custodian and its subsidiaries and any Sub-Custodians are not, and are not engaged in any activities that would require it to be registered or licenced with any government body in addition to its existing registrations or licences;

(vi)	it has not violated or breached any law or regulation to which it may be subject, the violation or breach of which would materially impair its ability to enter into the Agreement or perform its obligations under the Agreement;

(vii)	beneficial and legal ownership of the Digital Currency is, and shall remain, freely transferable without the payment of money or value and that the Custodian has no ownership interest in the Digital Currency;

(viii)	it waives any right of lien or pledge under any provision of law, regulation or contract with respect to the Digital Currency;

(ix)	it is presently able to pay its debts as they fall due and is not at risk of or planning to suspend the making of payments on any of its debts or, by reason of actual or anticipated financial difficulties, commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; and

(x)	it has the relevant experience, skill and capacity to engage in the custodial duties set out under this Agreement.

10.	FEES AND EXPENSES

10.1	Custodian Service Fees

[***]

10.2	Personal Security Devices

[***]

10.3	Expenses

The Programme Manager shall procure the payment to the Custodian on demand of all costs, charges and expenses (including any relevant taxes other than VAT, duties and any and all third-party costs and fees incurred by the Custodian in connection with the Agreement, or the enforcement of its rights thereunder (including reasonable legal fees and disbursements but excluding any fees listed in Clause 10.1 above and Clause 10.4 below) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Digital Currency.

10.4	Payments

(a)	[***]

(b)	[***]

(c)	[***]

10.5	[***]

10.6	[***]

10.7	[***]

10.8	Tax Responsibility and Indemnity

(a)	All fees stated are exclusive of any tax, levy or similar charge.

(b)	The Custodian is not responsible for the payment or other discharge of any obligations imposed on the Company in connection with the Digital Currency (or otherwise) by the tax law of any jurisdiction.

(c)	The Programme Manager indemnifies (and thereby undertakes to keep indemnified) the Custodian from and against the payment of all taxes (and any relevant penalties and interest) that may be assessed and levied against the Custodian in respect of the Digital Currency of the Company.

11.	INTELLECTUAL PROPERTY

11.1	Significance: The Parties acknowledge the sensitivity which would apply in connection with the use and exploitation of the Custodian’s respective brands and IP Rights.

11.2	Non-interference: Each of the Parties undertakes on its own behalf, and each of the Parties (other than the Trustee) undertakes on behalf of their representatives, that they shall not:

(a)	modify, disassemble, decompile, reverse-engineer, copy or otherwise attempt to derive source code or other trade secrets from (or about) any Materials; or

(b)	tamper with or modify the security mechanisms within (or otherwise interfere with or disrupt the integrity, operation or performance of) any Materials.

11.3	Consent: No Party shall issue or publish (or procure the issuance or publication of) any, press or media release, public statement, internet blog (or similar, including tweet) or document which:

(a)	contains reference to the Custodian; or

(b)	which (otherwise) utilises in any manner the Custodian’s brand, trademarks, logos or other IP rights in any way (including in promotional material); or

without, in each case, the prior written consent of the Custodian, save that no such consent shall be required in connection with any notice or other document published or issued by the Trustee in the performance of its duties and obligations under the Programme Documents.

11.4	Conditions: If consent pursuant to Clause 11.3 is given to any of the other Parties by the Custodian, the Custodian acknowledges that such consent would (and shall only) be issued on the conditions that:

(a)	Custodian’s IP Rights are referenced and used in accordance with applicable intellectual property laws;

(b)	proper attribution is given to the Custodian as owner of the relevant IP Rights;

(c)	the relevant IP Rights of the Custodian are not altered or obscured when referenced;

(d)	utilisation of the Custodian’s IP Rights is not undertaken in any manner which is likely to suggest to a reasonable observer that the Custodian endorses the service offering of a Party or of any other third-party, whether or not such aforementioned conditions are reiterated separately (in any form or medium) at the time of the giving of the consent concerned.

11.5	Feedback: The Parties acknowledge that the Custodian shall own feedback relating to the services provided in any medium by a Party to the Custodian. The Custodian shall be entitled to unrestricted use and dissemination of such feedback for any purpose, commercial or otherwise, without acknowledgement or compensation to such other Party being due in respect thereof.

12.	SCOPE OF RESPONSIBILITY

12.1	Insurance

The Custodian (or one of its affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to any such insurance policy or policies. Such insurance shall be for the benefit of the Custodian and not the Company.

12.2	Force Majeure

The Custodian shall not be liable for any delay in performance, or for the non-performance of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or pandemic or any industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisation, for any reason, to perform its obligations.

12.3	Indemnity

(a)	Disclaimer: Without prejudice to any liability which may accrue to the Custodian as a result of a failure to comply with its obligations as set out in the Agreement, the Custodian specifically disclaims any and all liabilities arising out of or in connection with the services or Materials.

(b)	Exclusion: To the extent permitted by applicable law and regulation and save as otherwise provided or contemplated in this Agreement, all warranties, conditions, representations, indemnities and guarantees with respect to the services and Materials (in each case, whether express or implied), arising by law, custom, prior oral or written statements by the Custodian, or otherwise (including any warranty of merchantability, satisfactory quality, fitness for any particular purpose and non-infringement) are hereby, excluded and disclaimed.

(c)	Limitation: Subject to Clause 12.3(d), the Custodian (and its Affiliates) shall not be liable in any way for

(i)	any diminution in the value of Digital Currency, as expressed in any currency or in another value that substitutes for currency; or

(ii)	loss or theft of Digital Currency,

to the extent, in each case, that the same was not caused by the Party seeking to rely on this Clause 12.3(c) or its Affiliates, even if, in each case, that loss or damage was reasonably foreseeable or that the Custodian was aware of the possibility of that loss or damage arising.

(d)	Subject to Clause 12.3(c), the Custodian (and its Affiliates) shall not be liable to the other Parties (whether in contract, tort (including negligence), breach of statutory duty or otherwise) for any sum (or element thereof) which would result in the Custodian’s [***]

(e)	Subject to Clause12.3(c), the Custodian (and its Affiliates) shall not be liable to the other Party for any indirect, incidental, special, speculative, punitive, exemplary, consequential loss or other damage(s), loss of profits, revenue, cost or loss of opportunity, loss of anticipated savings, loss of business or loss of goodwill arising out of or in connection with the Agreement, even if, in each case, that loss or damage was reasonably foreseeable or the Custodian was aware of the possibility of that loss or damage arising.

(f)	The limitations of liability contained in each of Clauses12.3(c), (d) and (e) shall not:

(i)	apply in respect of Losses arising to a Party as a result of the gross negligence, fraud or wilful default of the Custodian or an Affiliate thereof; or

(ii)	(otherwise), operate to exclude (or purport to exclude) liability in circumstances where, or to the extent that, to do so would be contrary to applicable law or regulation.

(g)	Alleviation: Notwithstanding anything to the contrary in the Agreement, the Custodian shall be relieved of any liability in respect of a failure to comply with an obligation upon it under the Agreement to the extent that:

(i)	Professional Advice: in so failing to comply with an obligation upon it hereunder, the Custodian is acting (or is refraining from acting or refraining from acting further or for the time being) upon the advice of its professional advisors in relation to a matter of law, regulation and / or market practice;

(ii)	Party / Third-Party Default: it is prevented from so complying due to:

a.	a failure by a Party other than the Custodian to comply with its obligations hereunder, including to provide information and Proper Instructions to the Custodian in a timely manner hereunder; or

b.	the acts or omissions of a third-party, including transaction counterparties, in respect of whom the Custodian and its Affiliates have no control,

(PROVIDED ALWAYS that the Custodian promptly notifies such Party of any such perceived failing by such Party and / or, as the case may be, third-party, and uses all reasonable endeavours to minimise the impact of such failure(s)); or

(iii)	Contributory Negligence: A Party’s (other than the Custodian’s) own negligence contributed to the Company’s loss resulting from the Custodian’s failure to comply with an obligation upon it hereunder.

(h)	Remedy Forgone:

(i)	Notwithstanding anything to the contrary in the Agreement, being conscious that the Custodian provides (and intends to provide) services in the nature of the services for a multiplicity of clients, all Parties (other than the Custodian and the Trustee) irrevocably waive and disavow any entitlement to institute (or join with any person in instituting) insolvency proceedings of any kind (or otherwise to seek the Custodian’s winding-up) in any jurisdiction in connection with the Custodian.

(ii)	The foregoing shall, for the avoidance of doubt, be without prejudice to any debt or other obligation of the Custodian which would otherwise (but for this Clause) have entitled a Party (other than the Custodian) to seek the Custodian’s winding-up or to institute insolvency proceedings.

12.4	Third Parties

The Custodian does not owe any duty or obligation or have any liability towards any person who is not a Party to this Agreement. This Agreement does not confer a benefit on any person who is not a Party to it. The Parties do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement.

12.5	Limited Recourse and Non-Petition

The Custodian hereby agrees that, in relation to amounts expressed to be payable (and not paid) by or on behalf of the Company to it under this Agreement, including any interest thereon, and any other monetary claims of the Custodian (together, the “Unpaid Amounts”), in respect of the Digital Currency attributable to any Pool, it shall have recourse only to the Digital Currency attributable to that Pool (provided that its recourse shall be subordinated to, and postponed until discharge and/or realisation of, the Security created by the Security Deed). Neither the Custodian nor any person acting on its behalf shall be entitled to take any steps to recover any such Unpaid Amounts out of any other assets of the Company and no debt shall be owed by the Company to the Custodian in respect of any such Unpaid Amounts in excess of the amount recovered from the relevant Pool. In particular, the Custodian shall not be entitled to institute, or join with any person in bringing, instituting or joining, insolvency proceedings (whether court based or otherwise) in relation to the Company in respect of such Unpaid Amounts, or to otherwise take any action to wind up the Company in respect of such Unpaid Amounts for two years (or, if later, the longest suspense period, preference period or similar period (howsoever described) ending with the onset of insolvency in respect of which transactions entered into by the Issuer within such period may be subject to challenge under applicable insolvency or other proceedings) plus one day after the date on which all amounts payable under the last outstanding Digital Security of any class issued by the Issuer are repaid, nor shall it have any claim in respect of any sum arising or other obligation in respect of any other Pool or any other assets of the Issuer. The provisions of this Clause 12.5 shall survive the termination or expiration of this Agreement.

12.6	Role of the Custodian after Enforcement

At any time after any event as described in Clause 5 (Enforcement) of the Security Deed shall have occurred in respect of which the Trustee is exercising its powers under Clause 5.2 of the Security Deed or Clause 12.2 of the Trust Instrument or in the circumstances referred to in Condition 6.4(b) or (c), the Trustee may by notice in writing to the Issuer and the Custodian require the Custodian to act, until otherwise instructed by the Trustee, as custodian for the Trustee on the terms of this Agreement (with consequential amendments as necessary (save that the Trustee’s liability under any provisions of this Agreement for the indemnification, remuneration and payment of out-of-pocket expenses of the Custodian (if any) shall be limited to the amounts for the time being held by the Trustee in respect of the Digital Securities on the terms of the Trust Instrument and the Security Deed and which are available (after application in accordance with the relevant order of priority set out in Condition 13) to discharge such liability)) to hold all sums, documents and records held by it in respect of the Digital Securities on behalf of the Trustee and/or deliver up all sums, documents and records held by it in respect of the Digital Securities to the Trustee or as the Trustee shall direct, provided that such notice shall be deemed not to apply to any document or record which the Custodian is obliged not to release by any law or regulation.

Where the Custodian follows Proper Instructions, the Trustee shall have no recourse against the Custodian for the withdrawal of Secured Property by the Company.

13.	TERM AND TERMINATION

13.1	Method

Subject to Clause 13.2 below, either the Company or the Custodian may terminate this Agreement by giving not less than 90 days’ written notice to the other Parties in accordance with Clause 14. Any such notice given by the Company must specify:

(i)	the date on which the termination will take effect;

(ii)	the person to whom the Digital Currency is to be made available; and

(iii)	all other necessary arrangements for the redelivery of the Digital Currency to the order of the Company.

13.2	Term

(a)	This Agreement shall have a fixed initial term of [***] from the date of the Existing Subscription Account Agreement (the “Initial Term”) provided that during the Initial Term either the Company or the Custodian may terminate the Agreement by three (3) months’ prior written notice (with a copy of such notice to be provided to the other Parties) if:

(i)	the Custodian ceases to offer the services contemplated by this Agreement to its clients, proposes to withdraw from the Digital Currency business, breaches any of its obligations hereunder, or if any representation the Custodian makes hereunder becomes untrue;

(ii)	it becomes unlawful for the Custodian to be a Party to this Agreement or to offer its services on the terms contemplated by this Agreement or it becomes unlawful for the Company or the Company to receive such services or to be a Party to this Agreement;

(iii)	there is any event which, in the Custodian’s sole view, indicates the Company’s insolvency or impending insolvency; or

(iv)	there is any event which, in the Company’s sole view, indicates the Custodian’s insolvency or impending insolvency or indicates a change of control of the Custodian.

(b)	Following the Initial Term, the Agreement automatically renews for additional periods [***] (each a “Renewal Term”) until terminated by either the Company or the Custodian.

(c)	Following the Initial Term, either the Company or the Custodian may terminate the Agreement (in whole or in part) by giving not less than 90 days’ prior written notice (with a copy of such notice to be provided to the other Parties) in accordance with Clause 14.

(d)	Without prejudice to any other right or remedy a Party may have against the other Parties under this Agreement, either the Company or the Custodian (the “notifying Party”) may terminate the Agreement with immediate effect by notice to the other Parties:

(i)	If a Force Majeure event as described in Clause 12.2 continues for a period of more than forty-five (45) consecutive Business Days;

(ii)	If (in the case of notice given by the Company) the Custodian or (in the case of notice given by the Custodian) the Company (in each case, the “Breaching Party”) commits any material breach (or series of breaches which together, constitute a material breach) of the terms of the Agreement (and, where such breach is capable of remedy, the Breaching Party fails to remedy such breach within twenty-one (21) Business Days after service of a written notice from the notifying Party specifying the breach and requiring it to be remedied);

(iii)	the Breaching Party passing a resolution, or the court making an order, that the Breaching Party be wound up or made bankrupt;

(iv)	a liquidator, trustee in bankruptcy, receiver, administrative receiver, manager or administrator is appointed in respect of all or a material part of the Breaching Party’s business or assets; or

(v)	the Breaching Party enters into any composition or arrangement with its creditors.

(e)	Without prejudice to any other right or remedy it may have against the Company under the Agreement, the Custodian may terminate the Agreement immediately by giving written notice to the Company (with copy to the other Parties) if the Custodian, in its sole discretion, has determined that:

(i)	any information provided by the Company and/or the Programme Manager during the application of the Onboarding Protocol is incomplete, false and / or inaccurate in a material respect or material information was withheld during the application of the Onboarding Protocol;

(ii)	the Company has:

(A)	breached the Security Protocol; or

(B)	(otherwise) taken, or sought to take, actions designed to circumvent the Security Protocol or to reduce its effectiveness;

(iii)	the Company has conducted or participated in conduct which has, or could (in the reasonable opinion of the Custodian) be expected to have, a material adverse effect upon the Custodian’s business or reputation.

(f)	Rights at Law: The rights of the Company and the Custodian to terminate the Agreement under this Clause 13 are without prejudice to any other rights that any Party might have at law to terminate the Agreement.

(g)	Accrued Rights:

(i)	Termination of the Agreement, howsoever arising, shall be without prejudice to the rights, duties and liabilities of the Parties accrued prior to termination.

(ii)	Accordingly, the Custodian shall be entitled to receive all Custodial Service Fees and other sums due accrued up to but excluding the date of termination of the Agreement, howsoever arising.

(h)	Continued Effect: Provisions of the Agreement which, expressly or impliedly, grant or give rise to continuing rights or impose or give rise to continuing obligations shall operate, survive and lawfully have effect after termination of the Agreement.

13.3	Change in Trustee

If there is any change in the identity of the Trustee in accordance with the Trust Instrument, then the Parties shall execute such documents and shall take such actions as the new Trustee and the outgoing Trustee may reasonably require for the purpose of vesting in the new Trustee the rights and obligations of the outgoing Trustee, and releasing the outgoing Trustee from its future obligations under this Agreement.

14.	NOTICES

14.1	Notices

Any notice or other communication to the Company, the Custodian or the Trustee to be given under this Agreement shall be in writing in English. Any such notice or other communication shall be given, made or served by sending the same by prepaid registered post (first class if inland, first class airmail if overseas) or by delivering it by hand or (in the case of notice or other communication to the Trustee) by Email transmission. Subject as provided in Clause 14.2, (i) any notice or other communication sent by post shall be deemed to have been given, made or served three calendar days in the case of inland post or seven calendar days in the case of overseas post after despatch; (ii) any notice or other communication given by hand shall be deemed to have been given, made or served upon actual receipt thereof by the recipient; and (iii) any notice or other communication by email to the Trustee under this Clause 14 shall only take effect upon written confirmation of receipt from the Trustee (and, for the avoidance of doubt, an automatically generated “received” or “read receipt” will not constitute such written confirmation). In connection therewith, the Trustee shall use its reasonable endeavours to provide such written confirmation of receipt of any notice or other communication by email as soon as practicable following receipt of the relevant email.

14.2	Any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00 p.m. on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place.

14.3	The addresses and (in the case of the Trustee) email address of the Parties for the purposes of Clause 14.1 are:

The Company:

CoinShares Digital Securities Limited
2nd Floor, 2 Hill Street
St Helier
Jersey
JE2 4UA
Channel Islands

Attention:	Jeri-Lea Brown

The Programme Manager:

CoinShares (Jersey) Limited
2nd Floor, 2 Hill Street
St Helier
Jersey
JE2 4UA
Channel Islands

Attention:	Jeri-Lea Brown

The Custodian:

Komainu (Jersey) Limited
3rd Floor, 2 Hill Street
St Helier
Jersey
JE2 4UA
Channel Islands

Attention:	General Counsel

The Trustee:

The Law Debenture Trust Corporation p.l.c.
8th Floor
100 Bishopsgate
London
EC2N 4AG
United Kingdom

Attention:	The Manager, Commercial Trusts (TC: 203263)
Email:	[***]

or such other address or (in the case of the Trustee) email address as shall have been notified (in accordance with this clause) to the other parties hereto.

14.4	Any party to this Agreement may send to the other parties to this Agreement by email informational copies of notices or other communications. However, only those notices or other communications to any such party which are sent by pre-paid post or delivered by hand and deemed delivered in accordance with this Clause 14 shall take effect. Any such informational copies shall be sent to the following email addresses or to such other email addresses as may from time to time be requested by the party concerned:

The Company:

Email:	[***]

The Programme Manager:

Email:	[***]

The Custodian:

Email:	[***]

15.	GENERAL

15.1	Role of Trustee

The Trustee is a Party to this Agreement in its capacity as Trustee for the Security Holders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Instrument and the Security Deed (the “Trust Assets”) and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Instrument and the Security Deed, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Instrument and the Security Deed; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Instrument and the Security Deed.

The Trustee has agreed to become a party to this Agreement only for the purpose of taking the benefit of contractual provisions expressed to be given in its favour, enabling better preservation and enforcement of its rights under this Agreement, the Trust Instrument and the Security Deed and for administrative ease associated with matters where its consent is required. The Trustee shall not assume any liabilities or obligations under this Agreement unless such obligation or liability is expressly assumed by the Trustee in this Agreement.

15.2	Acknowledgment of Security

The Custodian acknowledges that, pursuant to the Security Deed, the Company has assigned to the Trustee for the benefit of itself and the Security Holders (as defined in the Security Deed) in respect of the Digital Securities of each class by way of security all its present and future rights, title and interest in this Agreement to the extent that the same relates to such class.

15.3	No advice

The Custodian does not provide any investment advice. In asking the Custodian to open and maintain each Secured Wallet, the Company acknowledges that it is acting in reliance on its own judgment and the Custodian shall not owe to the other Parties hereto any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, each Secured Wallet.

15.4	Rights and remedies

The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Secured Wallets with any other account of the Company or the Trustee or to set off any liabilities of the Company or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Secured Wallets in or towards or conditionally upon satisfaction of any liabilities to it of the Company or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Digital Currency.

15.5	Assignment

This Agreement is for the benefit of and binding upon the Parties and their respective successors and assigns. Save as expressly provided herein, and subject to Clause 15.2, no Party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other Parties otherwise agree in writing, except that this clause shall not restrict the Custodian’s power to merge or consolidate with any Party, or to dispose of all or part of its custody business and further provided that this Clause shall not restrict the Company from assigning its rights hereunder to a Security Holder to the extent required for the Company to fulfil its Redemption Obligations including as provided in Conditions 7.11(b), 7.12(d), 8.7(b) and 8.8(d).

15.6	Amendments

Any amendment to this Agreement must be agreed in writing and be signed by all Parties. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.7	Partial invalidity

If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.8	Entire agreement

This document represents the entire agreement between the Parties in respect of its subject matter, and excludes any prior agreements or representations save for any made with fraudulent intent.

15.9	Counterparts

This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.10	Business Days

If any obligation falls due to be performed on a day which is not a Business Day, then the relevant obligations shall be performed on the next succeeding Business Day.

15.11	Prior Agreements

The Custodian, or any member of the Komainu group of companies (the “Komainu Group”) may trade in Digital Securities for its own account as principal, may have underwritten or may underwrite an issue of Digital Securities or, together with any such entities’ directors, officers or employees, may have a long or short position in Digital Securities or in any related security or instrument. Brokerage or other fees may be earned by any member of the Komainu Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments. This Agreement supersedes and replaces any prior existing agreement between the Parties relating to the same subject matter.

16.	GOVERNING LAW AND JURISDICTION

16.1	Governing law

This Agreement is governed by, and will be construed in accordance with, English law.

16.2	Jurisdiction

The Parties agree that the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as “Proceedings”) may be brought in the courts of England. For these purposes the Company and the Custodian irrevocably submit to the non-exclusive jurisdiction of the English courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

16.3	Service of Process

The Company irrevocably appoints CoinShares (UK) Limited, whose registered office is at Octagon Point, 5 Cheapside, St Paul’s, London EC2V 6AA, (the “Company Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Company in connection with any Proceedings. If for any reason the Company Service Agent is unable to act as such, the Company will promptly notify the Custodian and within 14 calendar days appoint a substitute agent for service of process acceptable to the Custodian.

The Custodian irrevocably appoints Komainu UK Limited, whose registered office is at Octagon Point, 5 Cheapside, St Paul’s, London EC2V 6AA, (the “Custodian Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Custodian in connection with any Proceedings. If for any reason the Custodian Service Agent is unable to act as such, the Custodian will promptly notify the Company and within 14 calendar days appoint a substitute agent for service of process acceptable to the Company.

EXECUTED by the Parties:

Signed on behalf of and for KOMAINU (JERSEY) LIMITED by

Signature:	/s/ Andrew Morfill
Name:	Andrew Morfill
Title:	Chief Information Security Officer

Signed on behalf of and for

COINSHARES DIGITAL SECURITIES LIMITED by

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Director

Signed on behalf of and for

COINSHARES (JERSEY) LIMITED by

Signature:	/s/ Ben Gilbert
Name:	Ben Gilbert
Title:	Director

Signed on behalf of and for

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

as trustee for the Security Holders by

Signature:	/s/ Elliot Solarz
Name:	Elliot Solarz
Title:	Director